Subsidiaries of Assurant, Inc. as of September 30, 2012

Owns 100% of Family Considerations, Inc.
Owns 100% of FamilySide, Inc.
Owns 100% of Florida Office Corp.
Owns 100% of GP Legacy Place, Inc.
Owns 100% of Insureco, Inc.
Owns 100% of Interfinancial Inc.
Owns 100% of Union Security Life Insurance Company of New York

Insureco, Inc.
Owns 100% of Assurant Reinsurance of Turks & Caicos, Ltd.
Owns 100% of Insureco Agency & Insurance Services, Inc. (CA)

Interfinancial Inc.
Owns 100% of ALOC Holdings ULC
Owns 100% of American Bankers Insurance Group
Owns 100% of American Memorial Life Insurance Company
Owns 100% of American Security Insurance Company
Owns 100% of Denticare of Alabama, Inc.
Owns 100% of Disability Reinsurance Management Services, Inc.
Owns 100% of Guardian Travel, Inc.
Owns 100% of John Alden Financial Corporation
Owns 100% of Mortgage Group Reinsurance, Ltd.
Owns 100% of SSDC Services Corp.
Owns 100% of Time Insurance Company
Owns 100% of TrackSure Insurance Agency, Inc.
Owns 100% of UDC Dental California, Inc.
Owns 100% of UDC Ohio, Inc.
Owns 100% of Union Security DentalCare of Georgia, Inc.
Owns 100% of Union Security DentalCare of New Jersey, Inc.
Owns 100% of Union Security Insurance Company
Owns 100% of United Dental Care of Arizona, Inc.
Owns 100% of United Dental Care of Colorado, Inc.
Owns 100% of United Dental Care of Michigan, Inc.
Owns 100% of United Dental Care of Missouri, Inc.
Owns 100% of United Dental Care of New Mexico, Inc.
Owns 100% of United Dental Care of Texas, Inc.
Owns 100% of United Dental Care of Utah, Inc.
Owns 100% of Solidify Software, LLC

ALOC Holdings ULC
Owns 100% of Assurant Life of Canada

American Security Insurance Company
Owns 100% of Standard Guaranty Insurance Company

John Alden Financial Corporation
Owns 100% of John Alden Life Insurance Company
Owns 100% of NSM Sales Corporation

John Alden Life Insurance Company
Owns 100% of North Star Marketing Corporation

Time Insurance Company
Owns 100% of National Insurance Institute, LLC

Union Security Insurance Company
Owns 100% of Dental Health Alliance, L.L.C.

American Bankers Insurance Group, Inc.
Owns 100% of ABI International
Owns 100% of American Bankers Dominicana, S.A.
Owns 100% of American Bankers Insurance Company of Florida
Owns 100% of American Bankers Life Assurance Company of Florida

Owns 100% of American Bankers Management Company, Inc
Owns 100% of American Reliable Insurance Company
Owns 100% of Assurant Service Protection, Inc.
Owns 100% of Assurant Services Canada Inc.
Owns 100% of Bankers Atlantic Reinsurance Company
Owns 100% of Federal Warranty Service Corporation
Owns 100% of Guardian Investment Services, Inc.
Owns 100% of International Financial Group, Inc.
Owns 100% of MSDiversified Corp.
Owns 100% of National Insurance Agency
Owns 100% of Assurant Payment Services, Inc. (fka Quail Roost Properties, Inc.)
Owns 51% of Signal Holdings LLC
Owns 100% of Sureway, Inc.
Owns 100% of TS Holdings, Inc.
Owns 100% of Voyager Group, Inc.
Owns 100% of Voyager Service Warranties, Inc.

ABIG Holding de Espana, S.L.
Owns 96.986% of Assurant Argentina Compania de Seguros Sociedad Anonima
Owns 95% of Assurant Services Argentina, S.A.
Owns 100% of Assurant Holding de Puerto Rico, Inc.
Owns 99% of Assurant Seguradora S.A.
Owns 99% of Assurant Services Brasil, Limitada
Owns 100% of Assurant Services de Chile, SpA
Owns 98% of Assurant Servicios de Mexico, S.A. de CV
Owns 99% of Rolim Consult S.A.
Owns 99% of Assurant Chile Compañia de Seguros Generales S.A.

ABI International
Owns 100% of Assurant Group, Limited
Owns 1% of Assurant International Division Limited
Owns 100% of Solutions Holdings
Owns 100% of Protection Holding Cayman

American Bankers General Agency, Inc.
Controls thru a management agreement - Reliable Lloyds Insurance Company

American Bankers Insurance Company of Florida
Owns 100% of American Bankers General Agency, Inc.

Assurant International Division Limited
Owns 3.014% of Assurant Argentina Compania de Seguros Sociedad Anonima
Owns 5% of Assurant Services Argentina, S.A.
Owns 49% of Assurant Danos Mexico S.A.
Owns 1% of Assurant Seguradora S.A.
Owns 1% of Assurant Services Brasil, Limitada
Owns 2% of Assurant Servicios de Mexico, S.A. de CV
Owns 100% of Assurant Services of Puerto Rico, Inc.
Owns 49% of Assurant Vida Mexico S.A.
Owns 74% of Caribbean American Property Insurance Company
Owns 100% of ABIG Holding de Espana, S.L.
Owns 100% of Caribbean American Life Assurance Company
Owns 1% of Rolim Consult S.A.
Owns 1% of Assurant Chile Compañia de Seguros Generales S.A.
Owns 100% of Assurant Solutions Holding Puerto Rico, Inc.

American Bankers Management Company, Inc.
Owns 100% of Consumer Assist Network Association, Inc.

American Reliable Insurance Company
Owns 100% of U.S. Insurance Services, Inc.

Assurant Group LTD
Owns 100% of Assurant Direct Limited

Owns 100% of Assurant General Insurance Limited
Owns 100% of Assurant Life Limited
Owns 100% of Assurant Services (UK) Limited
Owns 100% of Assurant Intermediary Ltd.
Owns 100% of Assurant Deutschland GmbH
Owns 100% of Assurant Italia Agenzia di Assicurazioni s.r.l.
Owns 100% of Assurant Services Italia s.r.l.
Owns 100% of Assurant Solutions Spain, S.A.
Owns 100% of Assurant Services Limited

Assurant Holding de Puerto Rico, Inc.
Owns 51% of Assurant Danos Mexico S.A.
Owns 51% of Assurant Vida Mexico S.A.

Caribbean American Life Assurance Company
Owns 26% of Caribbean American Property Insurance Company

Federal Warranty Service Corporation
Owns 80% of Service Delivery Advantage, LLC

MS Diversified Corp.
Owns 100% of United Service Protection Corporation
Owns 100% of United Service Protection, Inc.

Signal Holdings LLC
Owns 99.9% of CWork Solutions, LP
Owns 100% of Signal GP LLC
Owns 100% of Signal Northwest LLC
Owns 99.9% of The Signal LP
Owns 100% of TeleCom Re, Inc.

CWork Solutions, LP
Owns 100% of CWork Financial Management LLC

Signal GP LLC
Owns 0.1% of CWork Solutions, LP
Owns 0.1% of The Signal LP

Sureway, Inc.
Owns 100% of Assurant Consulting Company, Limited

The Signal LP
Owns 100% of Signal Financial Management LLC

Telecom Re, Inc.
Owns 49% of Signal Holdings LLC

Voyager Group Inc.
Owns 100% of Voyager Indemnity Insurance Company

Solutions Holdings
Owns 100% of Solutions Cayman

Protection Holding Cayman
Owns 99% of Assurant International Division Limited